UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company (“TTE”) entered into a Binding Letter of Intent (the “Agreement”) dated January 23, 2013 with BluGen, Inc., a California corporation (“BluGen”) for the purpose of setting the basis for the joint development of a natural gas to Methanol technology (“GTM Technology”).  Under the terms of the Agreement, BluGen will work with TTE, and the inventor, Robert Scragg to recreate and expand upon the original designs created by Mr. Scragg and to re-develop a lab version and control system, among other things.  These items are to be completed under a timetable that have been agreed upon by the parties.

The parties have agreed to establish, at later date, a Joint Venture, wherein TTE will have 51% interest and BluGen will have a 49% interest, and into which the commercial application of the technology will be developed.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description

	10.1	Letter of Intent, dated January 23, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: January 28, 2013	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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